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                                                                     EXHIBIT 5.1
                              GOODWIN PROCTER LLP
                               COUNSELORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881



                                  May 1, 2001



The Stride Rite Corporation
191 Spring Street
Lexington, MA 02421

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to The Stride Rite Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 3,000,000 shares (the "Shares") of the Company's common stock, par value $.25 per share ("Common Stock"), which the Company may issue pursuant to The Stride Rite Corporation 2001 Stock Option and Incentive Plan (the "2001 Plan").

     As counsel for the Company, we have examined copies of the 2001 Plan, the Company's Restated Articles of Organization, as amended, and the Company's By-laws, as amended, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts.

     Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the 2001 Plan, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/ Goodwin Procter LLP
                                    GOODWIN PROCTER LLP

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